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                                                                      EXHIBIT 12
                                                       FORM 10-Q for the Quarter
                                                            Ended March 31, 1998
                                                                File No. 1-11237


                    AT&T CAPITAL CORPORATION AND SUBSIDIARIES
                       COMPUTATION OF RATIO OF EARNINGS TO
                                 FIXED CHARGES*
                             (Dollars in Thousands)
                                   (Unaudited)

                                                           For the
                                                      three months ended
                                                        March 31, 1998
                                                      ------------------
Earnings from continuing operations:

Income before income taxes                                $ 11,846

Add:  Fixed charges included in income before
 income taxes                                              117,467
                                                           --------
Total earnings from continuing operations, as adjusted     129,313
                                                           --------

Total fixed charges*                                      $117,467

                                                           =======
Ratio of earnings to fixed charges                            1.10
                                                           =======


* Fixed charges include interest on indebtedness and a portion of rentals representative of the interest factor. Fixed charges do not include distributions on Company-obligated preferred securities of the Company's subsidiaries.

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